Exhibit 23.2

WILLIAMSON PETROLEUM CONSULTANTS, INC.

TEXAS REGISTERED ENGINEERING FIRM F-81

303 VETERANS AIRPARK LANE, SUITE 1100

MIDLAND, TEXAS 79705

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to incorporation by reference in this Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about September 17, 2010, of information from our reserves report for the year ended December 31, 2009 prepared for Warren Resources, Inc., included in the Warren Resources, Inc. annual report on Form 10-K filed on or about March 3, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

September 15, 2010